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                                                                   EXHIBIT 10.26

                                                        DATED: DECEMBER 10, 1999
                                                                  FINAL DOCUMENT


                             FSI INTERNATIONAL, INC.
                             CHIEF EXECUTIVE OFFICER
                     SUMMARY OF TERMS OF PROPOSED EMPLOYMENT


Title and Reporting

Executive will be President and Chief Executive Officer of FSI International, Inc. (the "Company"), reporting to the Board of Directors. Executive will also be strongly considered as a new member of the Board of Directors of the Company at the Board's next meeting.

Base Salary

Annual salary of $350,000. Annual increases on a fiscal year basis will be in the discretion of the Board of Directors.

Annual Bonus

The Executive's annual bonus will have a target of 100% and a range of up to 200% for performance in excess of established annual milestone objectives. Objectives for the fiscal year 2000 will be established within 90 days of the commencement of employment by Executive.

The Company will pay Executive $50,000 in the form of a sign-on bonus. The Company will also guarantee that the Executive's annual bonus for the fiscal year ending in August 2000 will be no less than $125,000.

Equity Incentive

Executive will receive an option of 400,000 shares of common stock of the Company following execution of employment contract vesting 25% each year over a four year period. The option exercise price will be the Company's fair market value on the date of grant pursuant to the terms of the Company's Omnibus Stock Plan.

Indemnification

Indemnification as a corporate officer and director to the maximum extent permitted under applicable law.

Supplemental Documentation

The Company provides the following agreements for you, and each is enclosed for your review and consideration:

         - FSI International, Inc. Management Agreement
         - FSI International, Inc. Employment Agreement

In addition, you will be eligible for participation in the FSI International, Inc. Severance Pay Plan subject to the terms of the Employment Agreement.

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                                                        DATED: DECEMBER 10, 1999
                                                                  FINAL DOCUMENT


                             FSI INTERNATIONAL, INC.
                             CHIEF EXECUTIVE OFFICER
                     SUMMARY OF TERMS OF PROPOSED EMPLOYMENT


Commuting and Relocation Benefits

The Company will pay for commuting costs of travel for the Executive (and/or his wife) to/from California to FSI sites. To the extent that any commuting benefits are taxable to Executive, the Company will pay to the Executive a full gross-up (except to the extent that such expenditures by Executive may be deducted on Executive's personal income tax) so that the amounts paid by the Company, net of Executive's taxes, fully cover the relevant expenses.

For the term of employment, the Company will lease for Executive a fully furnished apartment or condominium in the Chaska, Minnesota area while Executive continues to maintain a residence in California.

If the Executive elects to move to the Chaska, Minnesota area, the Company will pay for all reasonable and ordinary costs of relocating Executive and spouse.

After the Executive has been employed by the Company for a period of up to two years and with agreement by the Board of Directors, and the Executive elects to move to the San Francisco Bay Area or other location as may be agreed to by the Board of Directors, the Company will guarantee a loan of $500,000 for use as mortgage assistance at a rate not to exceed five percent (5%) with a thirty (30) year term. In addition, the Company will pay for all reasonable and ordinary costs of relocating Executive and his spouse.

Perquisite Allowance

The Company will pay Executive an annual gross perquisite allowance of $15,000 for use as determined by Executive.

Life Insurance Policy

The Company will provide Executive with a life insurance policy per Company plan.

Health, Vacation, and Welfare Benefits

Health, vacation, and welfare benefits will be per Company plans generally applicable to senior executives.

Legal Fees

The Company will reimburse the Executive for legal fees associated with the employment terms of up to $10,000.

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                                                        DATED: DECEMBER 10, 1999
                                                                  FINAL DOCUMENT


                             FSI INTERNATIONAL, INC.
                             CHIEF EXECUTIVE OFFICER
                     SUMMARY OF TERMS OF PROPOSED EMPLOYMENT

ACCEPTED:



By:                                          Dated:

    /s/ J. A. Elftmann                                12/10/99
--------------------------------             --------------------------
Mr. Joel Elftmann
Chairman
FSI International, Inc.



By:                                          Dated:

    /s/ Donald S. Mitchell                            12/12/99
--------------------------------             --------------------------
Donald S. Mitchell














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